UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2017

VITALITY BIOPHARMA, INC

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 Avenue of the Stars, 2nd Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 26, 2017, Vitality Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale by the Company to the Purchasers of an aggregate of 666,667 shares of the Company’s common stock (collectively, the ‘Shares”), and warrants to purchase up to 333,334 shares of the Company’s common stock (the “Warrants”, and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”) at a price of $1.50 per share (the “Offering”). After deducting for fees and expenses, the aggregate net proceeds from the sale of the Shares and Warrants is approximately $995,000.

Pursuant to the terms of the Securities Purchase Agreement, each Purchaser will be issued one share of the Company’s common stock and a Warrant to purchase up to one-half of one share of the Company’s common stock. Each Warrant has an exercise price of $2.00 per share, is immediately exercisable, and will expire on the three year anniversary of the date of issuance, which is July 26, 2020. If the Purchasers exercise all of the Warrants within three years, the Company would receive additional aggregate net proceeds of approximately $666,668. At any time the registration statement (as discussed below) is not effective, the Warrants may be exercised on a cashless basis.

The Company expects to close the Offering on July 28, 2017, and the total common shares outstanding after the issuance of the Shares is 22,931,847

Registration Rights Agreement

On July 26, 2017, the Company entered into the Registration Rights Agreement (the “Rights Agreement”) with the Purchasers pursuant to which the Company agreed to register the Shares and the Warrant Shares (the “Registrable Securities”). The Company is required to file a registration statement with the SEC to register the Registrable Securities by August 25, 2017 (the “Filing Deadline”) and have the registration statement declared effective by the SEC within one hundred twenty (120) to one hundred fifty (150) days of the Filing Deadline.

The parties to the Rights Agreement also agreed, among other things, to indemnify each other for losses that may arise based on untrue statements that may be included in the registration statement and certain other fees and expenses that the parties may incur in connection therewith. The Company will pay all expenses relating to the filing of the registration statement.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

The Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) sold at the closing of the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have been sold in reliance upon exemptions from registration under Rule 506 of Regulation D under the Securities Act. The Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. Each of the Purchasers has represented that it is an accredited investor as defined in Regulation D and that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Securities.

The foregoing description of the Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each document. Copies of the form of Warrant, Securities Purchase Agreement and Registration Rights Agreement are attached to this Current Report on Form 8-K as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and each is incorporated herein by reference. The Securities Purchase Agreement has been included to provide investors with information regarding its terms, but it is not intended to provide other factual information about the Company. The Securities Purchase Agreement contains representations and warranties that the Company has made to the Purchasers, which are qualified by information in confidential disclosure schedules provided by the Company to the Purchasers that modifies and creates exceptions to those representations and warranties. Investors should not rely on the representations and warranties made by the Company in the Securities Purchase Agreement as characterizations of the actual state of facts at the time they were made or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant

10.1	Securities Purchase Agreement, dated July 26, 2017 by and among Vitality Biopharma, Inc., and the Purchasers listed on the signature pages thereto

10.2	Registration Rights Agreement, dated July 26, 2017, by and among Vitality Biopharma, Inc. and the Purchasers listed on the signature pages thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: July 27, 2017	By:	/s/ Robert Brooke
	Name:	Robert Brooke
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant

10.1	Securities Purchase Agreement, dated July 26, 2017 by and among Vitality Biopharma, Inc., and the Purchasers listed on the signature pages thereto

10.2	Registration Rights Agreement, dated July 26, 2017, by and among Vitality Biopharma, Inc. and the Purchasers listed on the signature pages thereto

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